CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Short Duration Fund:

We consent to the use of our report dated September 17, 2012, with respect to the financial statements and financial highlights of Oppenheimer Short Duration Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                   /s/ KPMG LLP
                    KPMG LLP

Denver, Colorado
November 26, 2012